Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated:  August 3, 2010.

RCA IV GP L.L.C.

By:  /s/ Sherri A. Croasdale

Name:  Sherri A. Croasdale
Title:    Vice President and Chief Financial Officer

RESOURCE CAPITAL ASSOCIATES IV L.P.

By:  RCA IV GP L.L.C., General Partner

By:  /s/  Sherri A. Croasdale

Name:  Sherri A. Croasdale
Title:  Vice President and Chief Financial Officer

RESOURCE CAPITAL FUND IV L.P.

By:  Resource Capital Associates IV L.P., General Partner

By:  RCA IV GP L.L.C., General Partner

By:  /s/ Sherri A. Croasdale

Name:  Sherri A. Croasdale
Title:  Vice President and Chief Financial Officer

RCA V GP LTD.

By:  /s/  Sherri A. Croasdale

Name:  Sherri A. Croasdale
Title:    Vice President and Chief Financial Officer

RESOURCE CAPITAL ASSOCIATES V L.P.

By:  RCA IV GP LTD., General Partner

By:  /s/  Sherri A. Croasdale

Name:  Sherri A. Croasdale
Title:    Vice President and Chief Financial Officer

RESOURCE CAPITAL FUND V L.P.

By:  Resource Capital Associates V L.P., General Partner

By:  RCA V GP Ltd., General Partner

By:  /s/  Sherri A. Croasdale

Name:  Sherri A. Croasdale
Title:    Vice President and Chief Financial Officer